EXHIBIT 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

December 23, 2019

Innovative Solutions and Support, Inc.

720 Pennsylvania Drive

Exton, Pennsylvania 19341

Re:      Registration Statement on Form S-8

Gentlemen and Ladies:

We have acted as counsel to Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to 889,691 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) which may be issued by the Company pursuant to the Innovative Solutions and Support, Inc. 2019 Stock-Based Incentive Compensation Plan (the “Plan”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as expressly stated herein with respect to the shares of Common Stock to be issued and sold pursuant to the Plan (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates and written statements of officers or other representatives of the Company and others, and such other documents and matters of fact and law as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

•                       the Registration Statement;

•                       the Plan; and

•                       the Amended and Restated Articles of Incorporation, as amended (the “Charter”), and the Amended and Restated Bylaws, as amended, of the Company which are filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

In rendering the opinion expressed below, we have assumed that: (1) prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock, (2) option grants or stock awards under the Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plan and any relevant agreements thereunder and in accordance with the Charter and the laws of the Commonwealth of Pennsylvania, (3) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (4) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares have been duly registered on the books of the transfer agent in the name or on behalf of the holder and have been issued by the Company against payment therefor (not less than par value) in accordance with the terms of the Plan and any relevant agreements thereunder, assuming in each case that the individual issuances, grants or awards under the Plan are duly issued and granted or awarded and exercised in accordance with the requirements of law and the Plan and any relevant agreements thereunder, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Pennsylvania, and the opinion expressed herein is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

This opinion has been rendered to the Company in connection with the filing of the Registration Statement and is solely for the benefit of the Company in connection with such filing.  This opinion may not be used or relied on by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as provided below.  We assume no obligation to advise any person or entity of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement and any amendments thereto.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP